PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Second Quarter 2024 Results

MIDLAND, TX, August 14, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update for the second quarter ended June 30, 2024.

“We stand at a pivotal moment for AST SpaceMobile,” said Abel Avellan, Founder, Chairman and CEO of AST SpaceMobile. “The arrival of our first five commercial satellites at the launch site marks the culmination of years of relentless innovation and perseverance, in partnership with industry leaders like AT&T, Google, Verizon, Vodafone, and Rakuten, among others. The upcoming orbital launch is a significant step toward fulfilling our mission to eliminate dead zones and empower communities worldwide with space-based cellular broadband connectivity.”

Business Update

•
First 5 commercial satellites on target for dedicated orbital launch in first half of September, each the largest-ever communications arrays to be deployed commercially in low Earth orbit
o
Final assembly and environmental testing completed successfully at AST SpaceMobile manufacturing facilities in Texas
o
Satellites are now at Cape Canaveral preparing for launch vehicle integration ahead of a confirmed launch date
o
Secured FCC approval with initial license for launch of first 5 commercial satellites
•
Expanded the AST SpaceMobile commercial ecosystem, adding Verizon as strategic investor and customer, joining AT&T in the U.S.
o
Strategic investment by Verizon brings $100 million financial commitment, including $65 million of commercial prepayments and $35 million of convertible notes
o
Along with AT&T, which signed a definitive commercial agreement in May, enables nationwide ~100% geographical coverage target of the continental U.S. on premium 850 MHZ low-band spectrum
o
Continue to advance discussions with additional strategic partners, following the blueprint of commercial prepayments alongside commercial agreements

•
First 5 commercial satellites capable of U.S. nationwide non-continuous service with 5,600+ cells in premium low-band spectrum
o
Expect initial nationwide, non-continuous service to be available with AT&T and Verizon beta test users following in-orbit service activation over the coming months
o
Coverage and service to increase as satellite constellation is expanded with Block 2 satellites
•
ASIC chip tape-out phase completed with TSMC, expected to support up to 10x improvement of processing bandwidth per satellite
o
AST5000 ASIC is a novel, custom and low-power architecture developed over five years and approximately $45 million of development cost
•
Initial Block 2 BlueBird planning and production of 17 satellites underway at AST SpaceMobile manufacturing facilities in Texas
o
Approximately 95% vertically integrated for manufacturing of satellite components and subsystems, for which we own or license the IP and control the manufacturing process
•
Expanded U.S. Government relationship with initial in-orbit testing and additional early-stage contract awards to one of our prime contractors
o
Successful initial in-orbit and ground tests for non-communications applications, reflected in completed contractual milestones and revenue
o
Additional U.S. Government contract awards in recent months, with outlook for additional and larger sized contract awards

Second Quarter 2024 Financial Highlights

•
As of June 30, 2024, we had cash, cash equivalents, and restricted cash of $287.6 million. We have additional liquidity of $51.5 million in gross proceeds available to draw under the Senior Secured Credit Facility, subject to certain conditions and approvals
•
Total operating expenses for the second quarter of 2024 were $63.9 million, including $29.3 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $7.9 million as compared to $56.0 million in the first quarter of 2024, due to a $5.6 million increase in general and administrative costs, a $1.7 million increase in engineering services costs, a $0.4 million increase in depreciation and amortization expense, and a $0.2 million increase in research and development costs
•
Total Adjusted operating expenses for the second quarter of 2024 were $34.6 million, an increase of $3.5 million as compared to $31.1 million in the first quarter of 2024, due to a $2.0 million increase in Adjusted general and administrative costs, a $1.3 million increase in Adjusted engineering services costs and a $0.2 million increase in research and development costs(1)
•
As of June 30, 2024, we have incurred approximately $347.5 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $99.3 million. The capitalized costs include costs of satellite materials for BlueBird satellites, advance launch payments, BlueWalker 3 satellite, assembly and integration facilities including assembly and test equipment, and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Wednesday, August 14, 2024. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 1 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

ASTSpaceMobile@allisonpr.com

Second Quarter Financial Results

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except share data)

	As of
	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$285,085	$85,622
Restricted cash	2,482	2,475
Prepaid expenses	7,359	4,591
Other current assets	20,233	14,194
Total current assets	315,159	106,882

Non-current assets:
Property and equipment, net	248,162	238,478
Operating lease right-of-use assets, net	12,344	13,221
Other non-current assets	3,972	2,311
TOTAL ASSETS	$579,637	$360,892

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,175	$20,575
Accrued expenses and other current liabilities	13,653	23,926
Contract liabilities	21,780	-
Current operating lease liabilities	1,517	1,468
Current portion of long-term debt	258	252
Total current liabilities	49,383	46,221

Non-current liabilities:
Warrant liabilities	77,886	29,960
Non-current operating lease liabilities	10,952	11,900
Long-term debt, net	199,546	59,252
Total liabilities	337,767	147,333

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 148,751,110 and 90,161,309 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	15	9
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 39,747,447 and 50,041,757 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	4	5
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively.	8	8
Additional paid-in capital	427,096	288,404
Accumulated other comprehensive income	52	227
Accumulated deficit	(281,942)	(189,662)
Noncontrolling interest	96,637	114,568
Total stockholders' equity	241,870	213,559

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$579,637	$360,892

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Revenues	$900	$-	$1,400	$-

Operating expenses:
Engineering services costs	21,202	22,813	40,719	39,296
General and administrative costs	17,839	10,221	30,126	20,078
Research and development costs	4,460	10,921	8,711	27,302
Depreciation and amortization	20,392	14,115	40,336	15,848
Total operating expenses	63,893	58,070	119,892	102,524

Other income (expense):
(Loss) gain on remeasurement of warrant liabilities	(66,140)	6,475	(47,926)	13,973
Interest (expense) income, net	(2,238)	1,724	(4,460)	3,816
Other income (expense), net	252	(507)	250	(10,743)
Total other income (expense), net	(68,126)	7,692	(52,136)	7,046

Loss before income tax (expense) benefit	(131,119)	(50,378)	(170,628)	(95,478)
Income tax (expense) benefit	(231)	789	(526)	673
Net loss before allocation to noncontrolling interest	(131,350)	(49,589)	(171,154)	(94,805)

Net loss attributable to noncontrolling interest	(58,800)	(31,181)	(78,874)	(60,079)
Net loss attributable to common stockholders	$(72,550)	$(18,408)	$(92,280)	$(34,726)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(0.51)	$(0.24)	$(0.70)	$(0.47)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	141,185,500	75,640,650	131,316,319	73,753,412

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Net loss before allocation to noncontrolling interest	$(131,350)	$(49,589)	$(171,154)	$(94,805)
Other comprehensive loss
Foreign currency translation adjustments	(123)	(40)	(339)	(168)
Total other comprehensive loss	(123)	(40)	(339)	(168)
Total comprehensive loss before allocation to noncontrolling interest	(131,473)	(49,629)	(171,493)	(94,973)
Comprehensive loss attributable to noncontrolling interest	(58,854)	(31,196)	(79,038)	(60,176)
Comprehensive loss attributable to common stockholders	$(72,619)	$(18,433)	$(92,455)	$(34,797)

AST SPACEMOBILE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Six Months Ended June 30,
	2024	2023

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(171,154)	$(94,805)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Depreciation and amortization	40,336	15,848
Amortization of debt issuance costs	1,901	-
Loss on disposal of property and equipment	2,221	-
Loss (gain) on remeasurement of warrant liabilities	47,926	(13,973)
Stock-based compensation	13,807	8,006
Paid-in-kind ("PIK") interest expense	2,959	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(10,128)	(15,547)
Accounts payable and accrued expenses	(14,873)	(4,112)
Operating lease right-of-use assets and operating lease liabilities	(21)	35
Contract liabilities	21,780	-
Other assets and liabilities	972	16,559
Net cash used in operating activities	(64,274)	(87,989)

Cash flows from investing activities:
Purchase of property and equipment	(61,770)	(22,972)
Net cash used in investing activities	(61,770)	(22,972)

Cash flows from financing activities:
Proceeds from debt	145,000	-
Repayments of debt	(124)	(120)
Payments for debt issuance costs	(5,162)	-
Proceeds from issuance of common stock	189,921	64,284
Payments for equity issuance costs	(2,757)	(717)
Issuance of equity under employee stock plan	105	180
Employee taxes paid for stock-based compensation awards	(1,240)	-
Net cash provided by financing activities	325,743	63,627

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(229)	(451)

Net increase (decrease) in cash, cash equivalents and restricted cash	199,470	(47,785)
Cash, cash equivalents and restricted cash, beginning of period	88,097	239,256
Cash, cash equivalents and restricted cash, end of period	$287,567	$191,471

Supplemental disclosure of cash flow information:
Non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$-	$6,510
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$8,073	$852
PIK interest paid through issuance of PIK notes	2,959	-
Cash paid for:
Interest	$4,422	$105
Income taxes, net	902	370

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended June 30, 2024
	GAAP Reported	Stock-Based Compensation Expense	Adjusted

Engineering services costs	$21,202	$(2,032)	$19,170
General and administrative costs	17,839	(6,842)	10,997
Research and development costs	4,460	-	4,460
Depreciation and amortization	20,392	-	20,392
Total operating expenses	$63,893	$(8,874)	$55,019
Less: Depreciation and amortization			(20,392)
Adjusted operating expenses			$34,627

	For the Three Months Ended March 31, 2024
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$19,511	$(1,607)	$17,904
General and administrative costs	12,287	(3,326)	8,961
Research and development costs	4,257	-	4,257
Depreciation and amortization	19,945	-	19,945
Total operating expenses	$56,000	$(4,933)	$51,067
Less: Depreciation and amortization			(19,945)
Adjusted operating expenses			$31,122

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense and define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.